                                                                    EXHIBIT 10.2

                            PRIME HOSPITALITY CORP.

July 25, 1997


Homegate Hospitality, Inc.
111 Congress Avenue
Suite 2600
Austin, Texas 78701

     Re:  $65,000,000 Interim Secured Construction Term Loan Facility
          -----------------------------------------------------------

Dear Sirs:

     On the date hereof, Homegate Hospitality, Inc. ("you", "Homegate" or the
                                                             --------
"Acquired Company"), a subsidiary of Prime Hospitality Corp. ("Prime Sub") and
 ----------------                                              ---------
we ("we", "us", "Prime" or the "Lender") are executing an Agreement and Plan of
                 -----          ------
Merger dated as of the date hereof (the "Merger Agreement") pursuant to which
                                         ----------------
Homegate and Prime Sub will merge (the "Merger"), with Homegate being the
                                        ------
surviving corporation. Pursuant to the Merger Agreement, Prime has agreed to enter into this Commitment Letter. You have further advised us that you intend to form a new, bankruptcy remote, wholly-owned direct subsidiary (the "Borrower") for the purpose of acquiring certain hotel sites and hotel
 --------
development of certain existing sites specified on Schedule 1 hereto, and pending the consummation of the Merger desire to obtain a $65,000,000 interim secured construction term loan facility (the "Facility"). The obligations of the
                                              --------
Borrower under the Facility will be fully guaranteed on a full recourse basis by Homegate.

      In connection with the foregoing, Prime is pleased to advise you of its commitment to provide 100% of the total principal amount of the Facility as described in the term sheet attached hereto as Annex I (the "Term Sheet") and
                                                             ----------
subject to the conditions set forth below and in the Term Sheet. All capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Term Sheet.

     The commitment of Prime hereunder is subject to satisfaction of each of the following in a manner acceptable to Prime:

          (a) satisfaction of each of the terms and conditions set forth herein;

          (b) satisfaction of each of the terms and conditions set forth in the Term Sheet; and

          (c) the negotiation, execution and delivery of definitive documentation with respect to the Facility consistent with the Term Sheet and otherwise reasonably satisfactory to Prime.

     Furthermore, the commitment of Prime hereunder is based upon the financial and other information regarding the Borrower and the Acquired Company previously provided to Prime in connection with the Merger Agreement, and the commitment of Prime hereunder is subject to the condition, among others, that there shall not have occurred after the date hereof any material adverse change in the business, assets, liabilities (actual or contingent), operations, condition (financial or

July 25, 1997
Page 2


otherwise) or prospects of the Borrower and the Acquired Company and their subsidiaries taken as a whole. You acknowledge and agree that Prime may share with any of its lenders any information relating to the Facility, Homegate, the Borrower and their subsidiaries and affiliates.

     It is understood and agreed that Prime intends to obtain all or part of the funds necessary to fulfill its obligations under this Commitment Letter to provide the Facility by entering into new credit agreements with various institutions or amending its existing credit agreements, although the execution and delivery of such credit agreements or amendments (or the availability of funds thereunder) are not in any way a condition to the obligations of Prime hereunder. Homegate and the Borrower will cooperate (including by making management available to such institutions and lenders and by providing financial and other information to such lenders) in all respects with Prime's lenders in connection with such credit agreements or amendments.

     You hereby represent and warrant that all the representations and warranties of Homegate in the Merger Agreement are true and correct.

     By executing this Commitment Letter, Homegate agrees to reimburse Prime from time to time on demand for all reasonable out-of-pocket fees and expenses (including, but not limited to, the reasonable fees, disbursements and other charges of Willkie Farr & Gallagher, counsel to Prime) incurred in connection with the Facility and the preparation of definitive documentation for the Facility and the other transactions contemplated hereby (including the Interim Loans).

     The provisions of the immediately preceding paragraph shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the commitment of Prime hereunder.

     Prime further agrees to provide to Homegate interim secured loans ("Interim Loans") of (a) $2,000,000 on July 25, 1997, which shall bear interest at 9.18% per annum, and (b) up to $3,400,000, which shall bear interest a a rate equal to one month LIBOR (London interbank offerred rate as published in the Wall Street
                                                                    -----------
Journal)  as of the business day prior to the making of the loan plus 3.50%;
-------
provided, however, Prime shall not be obligated to make Interim Loans in excess
--------  -------
of 50% of the value (as determined by Prime in its sole discretion but will not exceed the cost basis of Homegate) of hotel development properties (the "Interim Loan Sites") provided by Homegate acceptable to Prime in its sole
 ------------------
discretion (it being understood that the sites listed on Exhibit A hereto are acceptable). The Interim Loans shall mature on the earlier of the closing of the Facility or September 15, 1997, and will be secured by the Interim Loan Sites. The form of documentation to evidence the Interim Loans (including the collateral for such loans) shall be reasonably acceptable to Prime and Homegate and subject to such reasonable closing conditions (including receipt of legal opinions and irrevocable commitments of title insurance companies to issue title insurance policies) as Prime shall reasonably require. The initial drawings under the Facility will be used to repay the Interim Loans.

     This Commitment Letter may not be assigned by Homegate or the Borrower without the prior written consent of Prime.

     This Commitment Letter shall be effective only upon the execution and delivery of this Commitment Letter by the parties hereto and of the Merger Agreement by all parties thereto.

July 25, 1997
Page 3


     This Commitment Letter may be executed in counterparts which, taken together, shall constitute an original. This Commitment Letter, together with the Term Sheet, embodies the entire agreement and understanding between Prime, Homegate and the Borrower with respect to the Facility and supersedes all prior agreements and understandings relating to the Facility. No party has been authorized by Prime to make any oral or written statements inconsistent with this letter.

     THIS COMMITMENT LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW. EACH PARTY HERETO WAIVES TRIAL BY JURY IN CONNECTION WITH ANY DISPUTE WHICH MAY ARISE OUT THIS COMMITMENT LETTER.

Very truly yours,


PRIME HOSPITALITY CORP.


By:
   -----------------------------------
  Name:
       -------------------------------
  Title:
        ------------------------------

July 25, 1997
Page 4


ACCEPTED AND AGREED TO AS OF
July 25, 1997:


HOMEGATE HOSPITALITY, INC.


By:
   -----------------------------------
  Name:
       -------------------------------
  Title:
        ------------------------------

                                    Annex I
                                    -------

                         HOMEGATE SPECIAL PURPOSE CORP.
                         SUMMARY OF TERMS & CONDITIONS

          $65,000,000 INTERIM SECURED CONSTRUCTION TERM LOAN FACILITY
                                 JULY 25, 1997

BORROWER:           A newly formed, special purpose, bankruptcy remote company wholly owned by Homegate Hospitality, Inc. ("Homegate"), whose sole purpose will be to own and develop certain collateral assets described below and borrow the Loan
                    Proceeds.

GUARANTOR:          The Facility will be guaranteed by Homegate Hospitality,
                    Inc. (the "Homegate Guarantee"). The guarantee shall be a guarantee of payment and not of collection.

LENDER: Prime Hospitality Corp. ("Prime" or the "Lender") or a wholly owned subsidiary of Prime.

FACILITY:           An aggregate principal amount of up to $65,000,000 interim secured construction term loan to be available under the conditions hereinafter set forth. All Loans may be prepaid, as set forth herein, but no amount prepaid may be reborrowed.

USE OF PROCEEDS:    The proceeds of the Facility shall be used: (i) to refinance the outstanding principal balance of all indebtedness owed by the Borrower or Homegate to Prime, and (ii) for acquisition of sites and hotel development of sites
                    (collectively, the "Sites") set forth on Schedule 1 hereto or as approved from time to time by the Lender in its sole discretion.

MATURITY:           The Facility shall terminate and all amounts outstanding
                    thereunder shall be due and payable in full at the earlier of (i) April 1, 1998, (ii) the date on which Homegate enters into any agreement (other than the Merger Agreement (as defined below)) with respect to any Alternative Proposal (as defined in the Merger Agreement) or otherwise relating to the merger or sale of substantially all of the assets of Homegate and (iii) four months after the termination of the Merger Agreement.

SECURITY:           The Homegate Guarantee will be secured by a first priority perfected security interest in all of the capital stock of the Borrower (or, if the Borrower is a limited partnership, in the capital stock of the general partner of the Borrower and all general and limited partnership interests of the Borrower). The Loans will be secured by a first priority perfected security interest in all real and personal property, now owned or hereafter acquired, wherever located, of the Borrower, including the Sites (collectively, the "Collateral").

July 25, 1997
Page 2


FACILITY FEE:       The Borrower will pay to the Lender on the Closing Date a
                    facility fee equal to 1.00% of the aggregate principal amount of the aggregate amount of the Facility.

INTEREST RATE       One month LIBOR plus 3.50%; provided that the interest rate shall increase to one month LIBOR plus 5% on the date (the
                    "Interest Increase Date") that is the earlier of (a)
                    November 30, 1997 and (b) the date of any termination of the Merger Agreement (other than a termination as a result of a breach by Prime). Prior to the Interest Increase Date all interest on the Loans shall accrue and be added to the principal amount of the Loans; from and after the Interest
                    Increase Date, all interest shall be payable monthly, commencing December 15, 1997. As used herein, "LIBOR" means the London Interbank Offered Rate as determined from time to time by Prime.

                    The interest rate on LIBOR Loans shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.

                    A default rate shall apply on all Loans in the event of default at a rate per annum of 2% above the otherwise applicable interest rate.


VOLUNTARY
PREPAYMENTS:        At its option, the Borrower may prepay Loans in whole or in part (subject to minimum principal prepayments to be agreed upon) without premium or penalty limited to the last day of the applicable interest period for Loans bearing interest at the LIBOR rate (unless the Borrower pays break-funding costs as provided in the documentation executed in connection with the Facility).

MANDATORY
PREPAYMENTS:        The Facility will be prepaid by the amount of any insurance or condemnation proceeds received in respect of the Collateral in excess of $500,000 in the aggregate for all the Collateral.

AVAILABILITY:       The outstanding Loans may not, in any event, exceed a
                    borrowing base, which will restrict availability to no greater than 75% of cost basis retained in the Borrower of the Collateral. No Loans will be made after the earlier of
                    (a) November 30, 1997 and (b) the date of any termination of the Merger Agreement (except solely as a result of a breach by the Lender under the Merger Agreement). Funding of the Loans will not, as of any particular date, be in excess of amounts set forth in the budget (previously approved by Prime and Homegate) as of such date.

CONDITIONS
PRECEDENT
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July 25, 1997
Page 3


TO CLOSING:         The funding of the Facility will be subject to satisfaction of the conditions precedent reasonably deemed appropriate by Prime for construction loans and for this transaction in particular, including but not limited to the following:

                    (i) The negotiation, execution and delivery of definitive documentation with respect to the Facility satisfactory to Prime and its counsel and the payment of fees required to be paid to the Prime in connection with the Facility.

                    (ii) The Lenders shall have received (a) satisfactory opinions of counsel to the Borrower and the Guarantor, (b) such corporate resolutions, certificates, and other documents as the Lender shall reasonably require and (c) satisfactory evidence that the Lender holds a perfected, first priority lien in all collateral for the Facility and the Homegate Guarantee, subject to no other liens except for permitted liens.

                    (iii) The Lender shall have received reports prepared in usual and customary form and scope by the Borrower's environmental consultants with respect to all the existing Sites and such reports shall not disclose any material adverse condition that was not disclosed in the Merger Agreement dated as of July 24, 1997 (the "Merger Agreement") among Prime, Homegate and a wholly owned subsidiary of Prime.

                    (iv) The Loan Documents will provide for conditions to each borrowing which are usual and customary for construction loans, including evidence of feasibility of the project to be constructed on each site and the availability of sufficient funds and governmental and nongovernmental consents, approvals and permits in order to complete construction of the related project, availability of utilities.

                    (v) The Lender shall be satisfied that the Borrower is a special purpose, bankruptcy remote, corporation or limited partnership wholly owned by Homegate.

                    (vi) Receipt of all governmental, shareholder and material third party consents and approvals necessary or desirable in connection with the Facility.

                    (viii) There shall not have occurred a material adverse change since December 31, 1996 in the financial, business, results of operations or prospects of the Guarantor and its Subsidiaries taken as a whole except as may be otherwise disclosed in the Merger Agreement.

                    (ix) Absence of (a) any order, decree, judgment, ruling or injunction by any court or governmental authority which restrains the

July 25, 1997
Page 4


                    consummation of the transactions contemplated by the definitive loan documents and (b) any pending or threatened action, suit, investigation or proceeding which could materially adversely affect the ability of the Borrower or the Guarantor to perform any of their respective obligations under the loan documents for the Facility or the ability of the Lender to exercise their rights thereunder.

                    (x) The Lender shall have received evidence of the issuance of title insurance policies issued by title insurance companies acceptable to it and on such form as is acceptable to the Lender, including endorsements required by the Lender or irrevocable commitments to issue such policies.

                    (xi) All representations and warranties shall be true and correct as of the date of each borrowing except to the extent that such representations relate to an earlier date. At the time of each borrowing there shall not exist any event of default or any event (other than certain immaterial events) which, upon the giving of notice or the lapse of time, shall constitute an event of default.


REPRESENTATIONS &
WARRANTIES:         Usual and customary for transactions of this type, to
                    include without limitation as to the Guarantor and the
                    Borrower: (i) corporate status; (ii) corporate power and authority/enforceability; (iii) no violation of law or contracts or organizational documents; (iv) no material litigation; (v) specified financial statements fairly present financial condition and results of operations, projections based on reasonable assumptions and no material adverse change; (vi) no required governmental or third party approvals; (vii) use of proceeds/compliance with margin regulations; (viii) status under the Investment Company Act;
                    (ix) ERISA; (x) environmental matters; (xi) perfected security interests; (xii) payment of taxes; and (xiii) representations and warranties in the Merger Agreement are true and correct.

COVENANTS:          Usual and customary for transactions of this type, which
                    shall be applicable to Homegate and the Borrower and shall include without limitation: (i) delivery of financial statements and other reports; (ii) delivery of compliance certificates; (iii) delivery of notices of default, material litigation and material governmental and environmental proceedings; (iv) compliance with laws; (v) payment of taxes; (vi) maintenance of insurance; (vii) prohibition on liens; (viii) prohibition on mergers, consolidations and sales of assets (except as contemplated by the Merger
                    Agreement); (ix) limitations on debt; (x) limitations on dividends and stock redemptions and the redemption and/or prepayment of other debt; (xi) limitations on loans and investments; (xii) limitations on sale-leaseback transactions; (xiii) an agreement to

July 25, 1997
Page 5


                    make books and records available for inspection; (xiv) compliance with covenants and agreements contained in the Merger Agreement; (xv) an agreement that the only business activity of the Borrower shall be the ownership and development of the Sites; (xvi) ERISA; (xvii) no funding of the Loans except in accordance with a budget to be agreed upon; (xviii) limitation on transactions with affiliates;
                    (xix) limitation on modification of material agreements. All covenants relating to the Guarantor shall contain exceptions to the extent that similar covenants contained in the Merger Agreement contain exceptions.

EVENTS OF DEFAULT:  Usual and customary in transactions of this nature, which shall be applicable to Homegate and the Borrower and shall include, without limitation: (i) nonpayment of principal or nonpayment within five days when due of interest, fees or other amounts; (ii) violation of covenants in the definitive loan documents or in the Merger Agreement and continuation of such violation for 30 days after notice thereof from the Lender to the Borrower; (iii) inaccuracy of representations and warranties; (iv) failure to pay debt service on other indebtedness when due or acceleration of such other indebtedness; (v) bankruptcy; (vi) material judgments; (vii) Homegate Guarantee ceasing to be in full force and effect;
                    (viii) failure of lien on Collateral to be first priority perfected lien; and (ix) material adverse change in the financial condition of the Guarantor or the Borrower.

WAIVERS &
AMENDMENTS:         Only by consent of all parties to the definitive credit
                    documentation.

INCREASED COSTS/
CHANGE OF
CIRCUMSTANCES:      The credit agreement for the Facility will contain customary provisions protecting the Lender in the event of unavailability of funding, illegality, capital adequacy requirements, increased costs (all of which provisions shall permit the Lender to impose costs on the Borrower solely to the extent that such costs are similarly imposed on the Lender by the institutions providing funds to the Lender), withholding taxes, prepayments and funding or breakage losses.

INDEMNIFICATION:    The Lender will be indemnified against all losses,
                    liabilities, claims, damages or expenses relating to their loans, the Borrower's use of loan proceeds or the commitments, including but not limited to reasonable attorneys' fees and settlement costs. This indemnification shall survive the termination of the credit agreement for the Facility.

GOVERNING LAW:      New York

EXPENSES:           Borrower will pay all reasonable costs and expenses
                    associated with the preparation and enforcement of all documents executed in connection with the Facility, including without limitation, the legal fees of Willkie

July 25, 1997
Page 6


                    Farr & Gallagher, counsel to Prime, regardless of whether or not the Facility is closed.


THIS TERM SHEET IS PROVIDED AS AN OUTLINE ONLY AND DOES NOT PURPORT TO SUMMARIZE ALL THE CONDITIONS, COVENANTS, REPRESENTATIONS, WARRANTIES AND OTHER PROVISIONS WHICH WOULD BE CONTAINED IN DEFINITIVE LEGAL DOCUMENTATION FOR THE FACILITY CONTEMPLATED HEREBY.

July 25, 1997
Page 7


                                                                      Schedule 1

                                 Approved Sites
                                 --------------

          (1)   Beaverton, Oregon
          (2)   Park Central Mall, Phoenix, Arizona
          (3)   Indianapolis (Michigan Road), Indiana
          (4)   Durham (Miami Boulevard & I-40), North Carolina
          (5)   Houston Medical Center, Houston, Texas
          (6)   Webster, Houston, Texas
          (7)   Overland Park, Kansas
          (8)   44th & Oak, Phoenix, AZ
          (9)   Lenexa, Kansas
          (10)  Denver Tech, Colorado
          (11)  Park Central, Dallas, TX
          (12)  Chandler & I-10, Arizona
          (13)  Indianapolis (Airport Site), Indiana
          (14)  Towne Lake Site, Austin, Texas
          (15)  Stafford, Fort Bend County, Texas
          (16)  Las Colinas, Irving, Texas
          (17)  Orlando (Maitland), Florida
          (18)  1-10 (Galleria Site), Houston, Texas
          (19)  Metro Center (I-17 & Cholla), Phoenix, Arizona
          (20)  Cypress Spring, Florida
          (21)  Las Vegas, Nevada
          (22)  Hillsboro, Oregon
          (23)  Jolleyville, Austin, Texas
          (24)  Rutherford, Austin, Texas

July 25, 1997
Page 8


                                                                       Exhibit A

                                 Interim Sites
                                 -------------

          (1)  Beaverton, Oregon
          (2)  Park Central Mall, Phoenix, Arizona
          (3)  Hillsboro, Oregon
          (4)  Durham (Miami Boulevard & I-40), North Carolina
          (5)  Houston Medical Center, Houston, Texas
          (6)  Webster, Houston, Texas